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                                                                     EXHIBIT 2.2

                  Amended and Restated Stock Purchase Agreement, dated as of April 10, 2000 (this "AGREEMENT"), between Envision Development Corporation, a Florida corporation (the "BUYER") and each of the parties listed on Schedule I hereto (each a "SELLER," and, collectively, the "SELLERS").

                  WHEREAS, the Corporation has entered into a Stock Purchase Agreement (the "ORIGINAL PURCHASE AGREEMENT") with William J. Patch III, Elisabeth M. Patch, Lisabeth Patch and William J. Patch IV, dated April 10, 2000;

                  WHEREAS, the parties hereto wish to amend and restate the Original Purchase Agreement in its entirety as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants, and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

                  1.1 DEFINED TERMS. In addition to the terms defined elsewhere herein, the terms below have the following meanings when used herein:

                  "Closing Date" means the date hereof.

                  "Governmental Approval" means with respect to any Person, any consent, approval, authorization, waiver, Permit, agreement, license, certificate, exemption, order, registration, declaration or filing of, with or to any Governmental Authority, in each case binding upon such Person or such Person' assets, business or properties.

                  "Governmental Authority" means any federal, state, local, foreign or other governmental department, commission, board, bureau, agency, arbitral body, or instrumentality, including, without limitation, any court or tribunal of competent jurisdiction.

                  "Intellectual Property" means all intellectual property listed on Schedule 2 hereto and other rights relating thereto.

                  "Legal Requirement" means with respect to any Person, any statute, law, ordinance, code, rule, regulation, judgment, decree, decision, writ, stipulation, settlement, ruling, injunction, order and any other requirement of or under any Governmental Authority.



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                  "Organizational Documents" means with respect to a Person that is a corporation or other business entity, articles of incorporation, charter, bylaws, code of regulations or other organizational documents of such Person.

                  "Permit" means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, assets, or business.

                  "Person" means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof, as the case may be.

                  "Purchase Price" means, as to each Seller, the Purchase Price listed on Schedule I hereto opposite such Seller's name.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Subsidiary" means VP IP, Inc., a Delaware corporation.

                  "Shares" means the shares of common stock of the Subsidiary owned by each Seller and listed opposite such Seller's name on Schedule I hereto.

                                    ARTICLE 2

                                 SALE OF SHARES

                  2.1 SALE OF SHARES. On the Closing Date each Seller shall sell and deliver to the Buyer against payment of such Seller's Purchase Price, and the Buyer shall purchase and accept from such Seller, all of such Seller's Shares free and clear of all encumbrances or other liens. The transfer and delivery of the Shares to the Buyer shall be made by delivering share certificates evidencing all of the Shares, duly endorsed in blank or accompanied by duly executed stock powers, in form satisfactory to the Buyer and with all required stock transfer stamps affixed, to the Buyer.




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                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                  The Buyer represents and warrants to the Sellers as follows:

                  3.1 DUE INCORPORATION AND POWER. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Florida and has all requisite corporate power and authority to enter into this Agreement to which it is a party and perform its obligations hereunder.

                  3.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. The execution, delivery and performance by the Buyer of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Buyer and no other action or proceeding on part of the Buyer, its board of directors or shareholders is necessary for the execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Buyer, and assuming this Agreement constitutes a valid and binding obligation of each Seller, constitutes a valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

                  3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings required under applicable federal and state securities laws and regulations, the execution, delivery and performance of this Agreement, the consummation by the Buyer of the transactions contemplated hereby, and the compliance by the Buyer with any of the provisions hereof do not and will not (i) conflict with or result in a breach of the Organizational Documents of the Buyer, (ii) require the Buyer to make or obtain any Governmental Approval from any Governmental Authority, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Buyer is a party or by which it or any of its properties or assets may be bound or (iv) violate any Legal Requirement applicable to the Buyer or any of its properties or assets.

                  3.4 PURCHASE FOR INVESTMENT. The Buyer is aware that no shares of capital stock or other securities being purchased pursuant to the transactions contemplated hereby are registered under the Securities Act or under any state or foreign securities laws. The Buyer is not an underwriter, as such term is defined in the Securities Act, and the Buyer is purchasing such shares solely for investment with no present intention to distribute any such shares to any person and the Buyer will not sell or otherwise dispose of such




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shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF EACH SELLER

                  Each Seller represents and warrants to the Buyer as follows:

                  4.1 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. This Agreement has been duly executed and delivered by such Seller, and assuming this Agreement constitutes a valid and binding obligation of the Buyer, constitutes a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting creditors' rights generally, general principles of equity (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

                  4.2 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings required under applicable federal and state securities laws and regulations, the execution, delivery and performance of this Agreement, the consummation by such Seller of the transactions contemplated hereby, and the compliance by such Seller with any of the provisions hereof do not and will not (i) require such Seller to make or obtain any Governmental Approval from any Governmental Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which such Seller is a party or by which such Seller or any of its properties or assets may be bound or (iii) violate any Legal Requirement applicable to such Seller or any of its properties or assets.

                  4.3      CAPITALIZATION OF THE SUBSIDIARY.

                  (a) As of the date hereof, the Subsidiary has authorized capital stock of 1000 shares of common stock, $0.01 par value, of which 1000 shares are issued and outstanding. As of the date hereof, the Sellers own all of the issued and outstanding shares of common stock of the Subsidiary and the Shares collectively represent 100% of such shares owned by the Sellers.

                  (b) All of the Shares have been validly issued, fully paid and non-assessable and are owned by such Seller free and clear of all liens or encumbrances.

                  (c) Other than this Agreement, there are no outstanding or authorized rights or agreements of any kind relating to the sale, issuance, redemption, return or voting of any shares of capital stock of, or other ownership interests in, the Subsidiary, or evidencing the right to purchase any shares of capital stock of, or other ownership interests in, the Subsidiary and




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no equity securities of the Subsidiary are reserved for issuance for any purpose. There are also no "phantom" stock rights, stock appreciation rights or other similar rights relating to the capital stock of, or other ownership interests in, the Subsidiary.

                  4.4 LIABILITIES OF THE SUBSIDIARY. Each Seller represents and warrants that as of the Closing Date the Subsidiary shall have no liabilities.

                  4.5 ACQUISITION FOR INVESTMENT. Each Seller is aware that no shares of capital stock or other securities being acquired pursuant to the transactions contemplated hereby are registered under the Securities Act or under any state or foreign securities laws. Such Seller is not an underwriter, as such term is defined in the Securities Act, and such Seller is acquiring such shares solely for investment with no present intention to distribute any such shares to any person and such Seller will not sell or otherwise dispose of such shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

                  4.6 LIMITATION ON TRANSFER. Each Seller acknowledges that it will not pledge, transfer, sell, assign or hypothecate any shares of capital stock or other securities being acquired pursuant to the transactions contemplated hereby without the prior written consent of the Buyer.

                  4.7 NO OTHER REPRESENTATIONS AND WARRANTIES. Except for the representations and warranties contained in this Agreement, none of the Sellers nor any other person makes any other express or implied representation or warranty on behalf of the Sellers, including, without limitation, as to the probable success or profitability of the ownership, use or operation of the Intellectual Property by the Buyer after the closing of the transactions contemplated hereby.

                                    ARTICLE 5

                                 MISCELLANEOUS

                  5.1 FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                  5.2 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered or sent as provided above or by facsimile or telecopier, as follows (or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith):



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(a)      If to the Buyer:

         Envision Development Corporation
         11701 N.W. 101st Road
         Miami, FL 33178 Facsimile:
         E-Mail:
         Attention:



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                           (b)      If to any Seller,

                                    [Name of Seller]
                                    c/o William J. Patch III
                                    VP Incorporated
                                    131 W. Park Avenue
                                    Schwenksville, PA 19473
                                    Facsimile: (508) 481-8304
                                    E-Mail: billp@edvcorp.com
                                    Attention: Bill Patch

All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery and (ii) in the case of facsimile or telecopier or electronic mail, upon confirmed receipt.

                  5.3 INTERPRETATION. When a reference is made in this Agreement to Sections or subsections such reference shall be to a Section or subsection to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  5.4 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                  5.6 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof, and is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  5.7 GOVERNING LAW; ENFORCEMENT. This Agreement and the rights and duties of the parties hereunder shall be governed by, and construed in accordance with, the Law of the State of New York. In addition, each of the parties hereto, (a) consents to submit itself to the personal jurisdiction of the Federal District Court for the Southern District of New York in the event any dispute arises out of this Agreement or any transaction contemplated hereby,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction




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by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Federal District Court for the Southern District of New York and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any transaction contemplated hereby.

                  5.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                [Remainder of this page intentionally left blank]



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                  IN WITNESS WHEREOF, each Seller and the Buyer have caused this
Agreement to be signed by their respective officers or other authorized person thereunto duly authorized as of the date first written above.


                                        ENVISION DEVELOPMENT CORPORATION

                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:



                                        ------------------------------------
                                        WILLIAM J. PATCH III



                                        ------------------------------------
                                        ELISABETH M. PATCH


                                        ------------------------------------
                                        LISABETH PATCH


                                        ------------------------------------
                                        WILLIAM J. PATCH IV


                                        ------------------------------------
                                        ALEX ADAMOPOULOS



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                                                                     SCHEDULE 1

       -------------------------- ----------------------------- -------------------------------------------------
                Seller               Shares                        Purchase Price
       -------------------------- ----------------------------- -------------------------------------------------
       William J. Patch III        125 shares of common stock           25,000 shares of common stock of
                                         of VP IP, Inc.                 Envision Development Corporation
       -------------------------- ----------------------------- -------------------------------------------------
       Elisabeth M. Patch          125 shares of common stock           25,000 shares of common stock of
                                         of VP IP, Inc.                 Envision Development Corporation
       -------------------------- ----------------------------- -------------------------------------------------
       Lisabeth Patch              125 shares of common stock           25,000 shares of common stock of
                                         of VP IP, Inc.                 Envision Development Corporation
       -------------------------- ----------------------------- -------------------------------------------------
       William J. Patch IV         125 shares of common stock           25,000 shares of common stock of
                                         of VP IP, Inc.                 Envision Development Corporation
       -------------------------- ----------------------------- -------------------------------------------------
       Alex Adamopoulos            500 shares of common stock          100,000 shares of common stock of
                                         of VP IP, Inc.                Envision Development Corporation
       -------------------------- ----------------------------- -------------------------------------------------


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                                                                     SCHEDULE 2

                              INTELLECTUAL PROPERTY

         1. The vertical portal concept and business plan for service4all.com

         2. The URL and all rights to the trademark and corporate name service4all.com